CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flora Growth Corp. of our report dated March 28, 2024, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Flora Growth Corp. for the year ended December 31, 2023.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

September 10, 2024